NEWMONT MINING CORPORATION

__________________________________

POWER OF ATTORNEY

__________________________________

       The undersigned hereby constitutes and appoints

Stephen P. Gottesfeld, Logan H. Hennessey,

Nancy Lipson, David Kristoff and Andrea Beck and

each of them severally, as the undersigned's true

and lawful attorney-in-fact, with full power of

substitution and revocation for the undersigned,

and in the undersigned's name and on behalf of

the undersigned, to (i) prepare, execute in the

undersigned's name and on the undersigned's behalf,

and submit to the U.S. Securities and Exchange

Commission (the "SEC") a Form ID, including amendments

thereto, and any other documents necessary or

appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of

reports required by Section 16(a) of the Securities

Exchange Act of 1934 or any rule or regulation of the

SEC, (ii) execute, acknowledge, deliver and file

Forms 3, 4 and 5 (including amendments thereto) required

to be filed pursuant to Section 16 of the Securities

Exchange Act of 1934, as amended, and the rules and

regulations thereunder, and do and perform any and

all acts for and on behalf of the undersigned which may

be necessary or desirable to complete and execute any

such Form 3, 4 or 5 and timely file such

form with the SEC and any stock exchange or similar

authority, and (iii) execute, acknowledge,

deliver and file Form 144 (including amendments

thereto) required to be filed pursuant to the

Securities Act of 1933, as amended, and the rules

and regulations thereunder; and the undersigned

hereby ratifies and confirms all that the said

attorneys, or any of them, has done,

shall do or cause to be done by virtue hereof.

       The undersigned hereby acknowledges that said

attorneys-in-fact, in serving in such capacity at the

request of the undersigned, are not assuming, nor is

Newmont Mining Corporation assuming, any of the

undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934,

as amended, or Rule 144 under the Securities Act of 1933,

as amended, or the rules and regulations thereunder.

The undersigned further agrees that said

attorneys-in-fact may rely entirely on information

furnished orally or in writing by the

undersigned to any of said attorneys-in-fact.  The

undersigned also agrees to indemnify and hold

harmless Newmont Mining Corporation and said

attorneys-in-fact against any losses, claims,

damages or liabilities (or actions in these respects)

that arise out of or are based upon any untrue

statements or omission of necessary facts in the

information provided by the undersigned to said

attorneys-in-fact, or any of them, for purposes of

executing, acknowledging, delivering or filing

any Form 3, 4 or 5 pursuant to Section 16 of the

Securities Exchange Act of 1934, as amended,

or Form 144 pursuant to Rule 144 under the Securities

Act of 1933, as amended, or the rules and

regulations thereunder, and agrees to reimburse

Newmont Mining Corporation and said

attorneys-in-fact for any legal or other expenses

reasonably incurred in connection with

investigating or defending against any such

loss, claim, damage, liability or action.

       The undersigned agrees and represents to

those dealing with said attorneys-in-fact

that this Power of Attorney is for indefinite

duration and may be voluntarily revoked only by

written notice to any of said attorneys-in-fact,

delivered by registered mail or certified mail,

return receipt requested.

       IN WITNESS WHEREOF, the undersigned has

hereunto set his hand this 24th day of October 2016.

                _____/s/ Nancy K. Buese________

                         Nancy Buese